Registration No. 333-288221

As filed with the Securities and Exchange Commission on July 1, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3661	94-3336783
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Liu

Chief Executive Officer

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq. Kirill Y. Nikonov, Esq. Venable LLP 151 W. 42nd Street, 49th Floor New York, NY 10036 Telephone: (212) 307-5500	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(d) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1, as amended (File No. 333-288221), declared effective by the Securities and Exchange Commission on June 30, 2025 (“Registration Statement”), is being filed solely for the purpose of replacing Exhibit 5.1 the Registration Statement. This Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

Information Not Required In Prospectus

Item 16. Exhibits and Financial Statement Schedules.

(1)	Exhibits

Exhibit Number	Exhibit Description

5.1	Opinion of Venable LLP
23.2	Consent of Venable LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed on page II-4 of the Prior Registration Statement and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on July 1, 2025.

SONIM TECHNOLOGIES, INC.

By:	/s/ Clayton Crolius
Clayton Crolius
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hao (Peter) Liu	Chief Executive Officer and Director	July 1, 2025
Hao (Peter) Liu	(Principal Executive Officer)

/s/ Clayton Crolius	Chief Financial Officer	July 1, 2025
Clayton Crolius	(Principal Financial and Accounting Officer)

*	Director	July 1, 2025
James Cassano

*	Chairman of the Board and Director	July 1, 2025
Mike Mulica

*	Director	July 1, 2025
Jack Steenstra

*	Director	July 1, 2025
Jeffrey Wang

By:	/s/ Clayton Crolius
Clayton Crolius
Attorney-in-fact